                                                                 Exhibit 28

PNC BANK CORP. AND SUBSIDIARIES                                       Page 4
Financial Highlights
(In thousands, except ratios and per share data)




================================================================================================
Three months ended March 31                                                1994            1993
................................................................................................
FINANCIAL PERFORMANCE
Net interest income (taxable-equivalent basis)                           $505,804       $463,568
Income before cumulative effect of
  changes in accounting principles                                        205,689        187,011
Net income                                                                205,689        167,618
Earnings per common share
  Before cumulative effect of changes in accounting principles
    Primary                                                                   .87            .79
    Fully diluted                                                             .86            .78
  Net income
    Primary                                                                   .87            .71
    Fully diluted                                                             .86            .70
Cash dividends declared per common share                                      .32           .285
Average common shares outstanding
  Primary                                                                 236,698        235,914
  Fully diluted                                                           238,592        238,435
Net interest margin                                                          3.68 %         4.14 %
Returns before cumulative effect of changes in accounting principles
  Return on average total assets                                             1.41           1.59
  Return on average common shareholders' equity                             19.32          19.86
Returns based on net income
  Return on average total assets                                             1.41           1.42
  Return on average common shareholders' equity                             19.32          17.89
Average shareholders' equity to average total assets                         7.34           7.98
Net charge-offs to average loans                                              .29            .76
Provision for credit losses to net charge-offs                             110.10         129.47
After-tax profit margin                                                     26.91          22.53
Overhead ratio                                                              55.84          54.14
================================================================================================



================================================================================================
                                                          March 31     December 31     March 31
                                                              1994            1993         1993
................................................................................................
PERIOD-END RATIOS
Capital
  Leverage                                                    7.14 %          7.85 %       7.96 %
  Common shareholders' equity to total assets                 6.97            6.93         7.50
Asset quality
  Nonperforming loans to total loans                          1.09            1.15         1.93
  Nonperforming assets to total loans and foreclosed assets   1.56            1.65         2.92
  Nonperforming assets to total assets                         .85             .89         1.45
  Allowance for credit losses to total loans                  2.94            2.92         3.62
  Allowance for credit losses to nonperforming loans        269.60          253.12       187.85
Book value per common share
  As reported                                               $18.14          $18.34       $16.42
  Excluding net unrealized securities gains/losses           18.53           17.96        16.42
================================================================================================


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
PNC BANK CORP. AND SUBSIDIARIES                                       Page 5
Condensed Consolidated Statement of Income
(In thousands)


================================================================================================
Three months ended March 31                                           1994                  1993
................................................................................................
INTEREST INCOME
Loans and fees on loans                                            $572,836             $486,219
Securities                                                          295,808              298,497
Other                                                                26,460                8,837
................................................................................................
  Total interest income                                             895,104              793,553
................................................................................................
INTEREST EXPENSE
Deposits                                                            200,004              199,177
Borrowed funds                                                       96,737               88,524
Notes and debentures                                                101,022               52,161
................................................................................................
  Total interest expense                                            397,763              339,862
................................................................................................
  Net interest income                                               497,341              453,691
Provision for credit losses                                          25,015               61,417
................................................................................................
  Net interest income less provision for credit losses              472,326              392,274
................................................................................................
NONINTEREST INCOME
Investment management and trust                                      72,967               66,273
Service charges, fees and commissions                                87,902               81,445
Mortgage banking                                                     37,892                7,894
Net securities gains                                                 30,392              105,161
Other                                                                29,398               19,508
................................................................................................
  Total noninterest income                                          258,551              280,281
................................................................................................
NONINTEREST EXPENSES
Staff expense                                                       206,899              176,404
Net occupancy and equipment                                          65,282               58,319
Other                                                               154,665              152,292
................................................................................................
  Total noninterest expenses                                        426,846              387,015
................................................................................................
  Income before income taxes and cumulative
    effect of changes in accounting principles                      304,031              285,540
Applicable income taxes                                              98,342               98,529
................................................................................................
  Income before cumulative effect of
    changes in accounting principles                                205,689              187,011
Cumulative effect of changes in accounting
  principles, net of tax benefit of $5,343                                               (19,393)
................................................................................................
  Net income                                                       $205,689             $167,618
================================================================================================




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

PNC BANK CORP. AND SUBSIDIARIES                                        Page 6
Statistical Information
(In thousands)

NONINTEREST INCOME

================================================================================================
Three months ended March 31                                                   1994        1993
................................................................................................
INVESTMENT MANAGEMENT AND TRUST
Trust                                                                       $ 49,399    $ 44,793
Mutual funds                                                                  23,568      21,480
................................................................................................
  Total investment management and trust                                       72,967      66,273
................................................................................................
SERVICE CHARGES, FEES AND COMMISSIONS
Deposit account and corporate services                                        39,806      38,478
Credit card and merchant services                                             12,920      12,908
Brokerage                                                                      8,677       7,717
Corporate finance                                                             10,679       8,583
Other services                                                                15,820      13,759
................................................................................................
  Total service charges, fees and commissions                                 87,902      81,445
................................................................................................
MORTGAGE BANKING
Servicing                                                                     35,022       6,294
Marketing                                                                      2,870       1,600
................................................................................................
  Total mortgage banking                                                      37,892       7,894
................................................................................................
Net securities gains                                                          30,392     105,161
Other                                                                         29,398      19,508
................................................................................................
  Total                                                                     $258,551    $280,281
================================================================================================






NONINTEREST EXPENSES

================================================================================================
Three months ended March 31                                                   1994        1993
................................................................................................
Compensation                                                                $164,792    $140,349
Employee benefits                                                             42,107      36,055
................................................................................................
  Total staff expense                                                        206,899     176,404
................................................................................................
Net occupancy                                                                 32,420      29,667
Equipment                                                                     32,862      28,652
Amortization of intangible assets                                             19,560      10,704
Federal deposit insurance                                                     18,176      16,465
Taxes other than income                                                       11,096       8,829
Other                                                                        105,833     116,294
................................................................................................
  Total                                                                     $426,846    $387,015
================================================================================================




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


PNC BANK CORP. AND SUBSIDIARIES                                        Page 7
Condensed Consolidated Balance Sheet
(In millions, except share data)


=============================================================================================================
                                                                          March 31    December 31   March 31
                                                                            1994          1993        1993
............................................................................................................
ASSETS
Cash and due from banks                                                    $ 2,536      $ 1,817      $ 1,737
Short-term investments                                                       1,208          856        2,083
Loans held for sale                                                            996        1,392          221
Securities available for sale, fair value of $5,429 on March 31,1993         9,751       11,388        5,317
Investment securities, fair value of $11,284, $11,716 and $15,252           11,558       11,672       14,996

Loans, net of unearned income                                               33,294       33,308       25,127
Allowance for credit losses                                                   (980)        (972)        (911)
............................................................................................................
  Net loans                                                                 32,314       32,336       24,216
............................................................................................................
Other                                                                        2,800        2,619        2,554
............................................................................................................
  Total assets                                                             $61,163      $62,080      $51,124
============================================================================================================

LIABILITIES
Deposits
  Noninterest-bearing                                                      $ 6,901      $ 7,057      $ 5,091
  Interest-bearing                                                          26,099       26,058       23,075
............................................................................................................

  Total deposits                                                            33,000       33,115       28,166
............................................................................................................

Borrowed funds                                                              11,696       11,662       12,600
Notes and debentures                                                        10,286        9,585        4,707
Other                                                                        1,899        3,393        1,796
............................................................................................................

  Total liabilities                                                         56,881       57,755       47,269
............................................................................................................

SHAREHOLDERS' EQUITY                                                         4,282        4,325        3,855
............................................................................................................
  Total liabilities and shareholders' equity                               $61,163      $62,080      $51,124
============================================================================================================


COMMON SHAREHOLDERS' EQUITY                                                 $4,262       $4,305       $3,833
COMMON SHARES OUTSTANDING                                              234,953,452  234,705,237  233,413,124
============================================================================================================






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

PNC BANK CORP. AND SUBSIDIARIES                                          Page 8
Statistical Information
(In millions)

AVERAGE BALANCE SHEET
==================================================================================

Three months ended March 31                                      1994        1993
..................................................................................
ASSETS
Interest-earning assets
  Loans, net of unearned income
    Commercial                                                 $11,349     $10,578
    Real estate project                                          1,723       1,926
    Real estate mortgage                                         9,055       4,029
    Consumer                                                     8,450       7,804
    Other                                                        1,446         877
..................................................................................
      Total loans, net of unearned income                       32,023      25,214
..................................................................................
  Securities                                                    21,327      18,980
  Other earning assets                                           1,921         786
..................................................................................
      Total interest-earning assets                             55,271      44,980
..................................................................................
Other                                                            3,695       2,814
..................................................................................
      Total assets                                             $58,966     $47,794
==================================================================================

LIABILITIES
Interest-bearing sources
  Interest-bearing deposits                                    $25,716     $23,039
  Borrowed funds                                                11,543      10,149
  Notes and debentures                                          10,142       4,744
..................................................................................
      Total interest-bearing sources                            47,401      37,932
..................................................................................
Noninterest-bearing deposits                                     6,021       5,051
Other                                                            1,214         997
..................................................................................
      Total liabilities                                         54,636      43,980
..................................................................................
SHAREHOLDERS' EQUITY                                             4,330       3,814
..................................................................................
      Total liabilities and shareholders' equity               $58,966     $47,794
==================================================================================

COMMON SHAREHOLDERS' EQUITY                                     $4,309      $3,789
==================================================================================

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

PNC BANK CORP. AND SUBSIDIARIES                                        Page 9
Statistical Information (continued)
(In millions)

NONPERFORMING ASSETS
==================================================================================
                                                  March 31  December 31   March 31
                                                      1994        1993        1993
..................................................................................
NONACCRUAL LOANS
Commercial                                            $208        $181        $284
Real estate project                                     87          91         159
Real estate mortgage                                    60          84          36
..................................................................................
  Total nonaccrual loans                               355         356         479
..................................................................................
RESTRUCTURED LOANS                                       9          28           6
..................................................................................
  Total nonperforming loans                            364         384         485
..................................................................................
FORECLOSED ASSETS
Real estate project                                     94         108         208
Real estate mortgage                                    40          42           8
Other                                                   23          20          39
..................................................................................
  Total foreclosed assets                              157         170         255
..................................................................................
  Total                                               $521        $554        $740
==================================================================================



ALLOWANCE FOR CREDIT LOSSES
==================================================================================
Three months ended March 31                                       1994        1993
..................................................................................
Beginning balance                                                 $972        $897
..................................................................................
Charge-offs                                                        (38)        (63)
Recoveries                                                          15          16
..................................................................................
  Net charge-offs                                                  (23)        (47)
..................................................................................
Provision for credit losses                                         25          61
Acquisition                                                          6
..................................................................................
  Ending balance                                                  $980        $911
==================================================================================